Prospectus Supplement
                             Filed by Codorus Valley Bancorp, Inc.
                             pursuant to Rule 424(b)(3) under the
                             Securities Act of 1933 in connection
                             with a prospectus dated June 28, 1995.
                             Registration Number 33-46171

Page 7

Administration

3.    Who administers the Plan for participants?

     The Registrar and Transfer Company will administer the Plan as agent for the participants (the "Plan Administrator"). In such capacity, the Plan Administrator will send periodic statements of account to participants and perform other administrative duties relating to the Plan. Shares purchased for a participant under the Plan will be held by the Plan Administrator and registered in its name or the name of its nominee.

     Any notices, questions or other communications relating to the Plan should include the participant's account number and should be addressed to:

                      Plan Administrator
                 Registrar and Transfer Company
                      10 Commerce Drive
                    Cranford, New Jersey 07116

     Participants who have questions regarding the Plan also may contact the Plan Administrator by telephoning 1-800-368-5948.


Page 11, First Full Sentence

Checks and money orders should be made payable to "Registrar and Transfer Company" and should include the participant's account number and taxpayer identification number.


Page 16, Second Paragraph

     I (We) hereby appoint Registrar and Transfer Company, or such other corporation as may succeed it pursuant to the Plan (or any modification thereof), as my (our) agent (the "Plan
Administrator"), to act as such upon and subject to the terms and conditions of the Plan as set forth in the Prospectus.

                                    Prospectus Supplement
                             Filed by Codorus Valley Bancorp, Inc.
                             pursuant to Rule 424(b)(3) under the
                             Securities Act of 1933 in connection
                             with a prospectus dated June 28, 1995.
                             Registration Number 33-46171


Page 16, Sixth Paragraph (Paragraph immediately following signature lines)

Shareholder:    Please sign exactly as name appears on stock
                certificate.  Mail to Registrar and Transfer
                Company, Attention Plan Administrator, Codorus
                Valley Bancorp, Inc. Dividend Reinvestment and
                Stock Purchase Plan, 10 Commerce Drive, Cranford,
                NJ 07116

Page 16, Last Paragraph

(If you are submitting a voluntary cash payment with this Authorization Form, please note that there is a minimum and maximum purchase amount. Please make check or money order payable to Registrar and Transfer Company and enter your taxpayer identification number thereon.)






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